                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             TASTY BAKING COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129

                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 24, 1998


                               ----------------
TO OUR SHAREHOLDERS:


     The Annual Meeting of Shareholders of Tasty Baking Company (hereinafter called the "Company") will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, on Friday, April 24, 1998, at 11:00 A.M., for the following purposes:


       (1) to amend the Company's Articles of Incorporation (the "Charter") and By-Laws to avoid the expiration of Article SIXTH of the Charter and
    Article III of the By-Laws, which provide for the classification of the Board of Directors into three classes of directors with successive three year terms of office and which place a limit on the total number of directors;


       (2) to elect two directors in Class 3 to hold office until the Annual Meeting of Shareholders in 2001, and until their successors are elected and qualified unless Proposal No. 1 is not approved by shareholders, in which event they would be elected to hold office until the Annual Meeting of Shareholders in 1999 and until their successors are elected and qualified;


       (3) to adopt the 1997 Long Term Incentive Plan;


       (4) to approve the selection of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 26, 1998; and


       (5) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


     Only shareholders of record at the close of business on February 13, 1998, will be entitled to vote at the meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                          ELIZABETH H. GEMMILL, Esq.
                                          Vice President and Secretary


March 26, 1998
Philadelphia, Pennsylvania


 SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                             TASTY BAKING COMPANY
                           2801 Hunting Park Avenue
                       Philadelphia, Pennsylvania 19129
                                 215-221-8500

                               ----------------
                            PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 24, 1998

                               ----------------
                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (hereinafter called the "Company" or "Tasty") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, April 24, 1998 at 11:00 A.M., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 1997 Annual Report, including Consolidated Balance Sheets as of December 27, 1997 and December 28, 1996 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 27, 1997, December 28, 1996, and December 30, 1995, have been mailed on or before March 26, 1998 to each shareholder of record at the close of business on February 13, 1998.


     You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience.


     Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The persons designated as the proxies shall have the discretionary authority to vote cumulatively for the election of Directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying Proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. As provided by the laws of Pennsylvania, a shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.


     The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 1997 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.


     As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President, Human Resources, the Vice President, Sales and Marketing, and the Vice President, Manufacturing.

                               VOTING SECURITIES


General

     Each holder of record of the Company's Common Stock at the close of business on February 13, 1998 is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of Directors as described in the following paragraph.

     Under the Pennsylvania Business Corporation Law of 1988, as amended and the Company's By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of a proposal or the election of directors, and neither Abstentions nor Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.


Cumulative Voting

     A shareholder wishing to exercise cumulative voting rights in the election of Directors may multiply the number of shares which he or she is entitled to vote by the total number of Directors to be elected (two) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

     All references in this Proxy Statement to amounts of shares or per share data reflect the Company's five-for-four stock split, effective December 1, 1997. At the close of business on February 13, 1998, there were outstanding 7,790,762 shares of the Company's Common Stock entitled to vote at the Annual Meeting.


                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of February 13, 1998, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Officers of the Company as a group:




                                  Amount and Nature of Beneficial Ownership
     Name and Address of        ---------------------------------------------    Percent of
       Beneficial Owner          Direct                 Indirect                 Shares(1)
       ----------------          ------                 --------                 ---------
Marie B. Dillin                   --                     760,622(3)(4)(6)(7)        10
 1408 S. Highland Park Drive
 Lake Wales, FL 33853


                                                    Amount and Nature of Beneficial Ownership
      Name of Director and/or         ---------------------------------------------------------------------     Percent of
    Nominee and Executive Officer           Direct                          Indirect                           Shares(1)
    -----------------------------           ------                          --------                           ---------
Fred C. Aldridge, Jr.                     54,170(11)                              --                               *
Philip J. Baur, Jr.                       92,328(11)                         158,981(2)(3)(5)                      3
G. Fred DiBona, Jr.                        3,750(11)                              --                               *
James L. Everett, III                     28,739(11)                              --                               *
Nelson G. Harris                          34,993(11)                          31,256(8)                            *
John M. Pettine                           52,869(10)                          19,812(9)                            *
Judith M. von Seldeneck                    5,000(11)                              --                               *
Carl S. Watts                            130,397(10)                              --                               2
William E. Mahoney                         8,875(10)                              --                               *
W. Dan Nagle                              30,510(10)                              --                               *
Paul M. Woite                             11,878(10)                              --                               *
All Directors and Executive
 Officers as a Group (11 persons)        453,509(10)(11)                     210,049(2)(3)(5)(8)(9)                8


* Representing less than 1% of the outstanding stock.
------------
 (1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans or grants by the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate.
 (2) Includes (i) 15,271 shares in a trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 13,492 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power and (iii) 13,483 shares owned by Mr. Baur's spouse. Also includes 6,625 shares held in two trusts of which Mr. Baur and CoreStates Bank N.A. are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in these two trusts.
 (3) Includes 102,493 shares held in two trusts created by Emma M. Baur, deceased. Philip J. Baur, Jr., and Marie B. Dillin are co-trustees and share voting and investment power.
 (4) A total of 502,504 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Union Bank and Marie B. Dillin are co-trustees and share investment power. Marie B. Dillin has sole power to vote all the shares held in the three trusts.
 (5) Includes 2,617 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Philip J. Baur, Jr. and Edwin R. Boynton are co-trustees for the trust. Mr. Baur has sole power to vote all shares held in the trusts.
 (6) Includes 6,250 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Marie B. Dillin and Steven P. Crouse are co-trustees. Marie B. Dillin has sole power to vote all shares held in the trusts.
 (7) Includes 150,625 shares held in a trust created by Marie B. Dillin, of which Marie B. Dillin, Northern Trust Bank are co-trustees and share voting and investment power.
 (8) Represents 31,256 shares owned by Mr. Harris' spouse.
 (9) Represents 19,812 shares owned by Mr. Pettine's spouse.
(10) Includes presently exercisable options for 35,500, 107,750, 8,875, 23,875 and 7,625 shares for Messrs. Pettine, Watts, Mahoney, Nagle and Woite, respectively, granted to them under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan.
(11) Includes (i) presently exercisable replacement options for 20,046 shares granted to Messrs. Aldridge and Everett, respectively, under the Company's 1993 Replacement Option Plan (P & J Spin-Off) and (ii) presently exercisable options granted by the Board of Directors of 3,750 shares each for Messrs. Aldridge, Baur, DiBona, Everett, Harris and Ms. von Seldeneck.

               PROPOSED EXTENSION OF CLASSIFIED BOARD PROVISIONS

Introduction

     Summary. At the Special Meeting of Shareholders held on December 20, 1985, the Company's shareholders adopted amendments to the Company's Charter and to the Company's By-Laws. An amendment to Article SIXTH of the Charter and to
Article III of the By-Laws (i) established a classified Board of Directors for a limited period of time and placed a limit on the total number of directors and (ii) provided that Directors might not be removed without cause except by the affirmative vote of the holders of 75% of the voting power of the Company's capital stock entitled to vote at an annual or special meeting of shareholders ("Voting Stock"). An amendment to Article SIXTH of the Charter also provided that once adopted, the affirmative vote of the holders of 75% of the voting power of the Voting Stock would be required to change or eliminate Article SIXTH at any time prior to the 1989 Annual Meeting of Shareholders.

     The addition of Article SEVENTH to the Charter required a 75% vote of the Voting Stock, rather than a simple majority vote, to approve mergers and certain other business combinations involving the Company for which shareholder approval is required at any annual or special meeting of shareholders held not later than the annual meeting to be held in 1989, unless the transaction were first approved by 75% of the Company's directors. Article SEVENTH could not be changed or eliminated according to its terms except by the affirmative vote of the holders of 75% of the voting power of the Voting Stock at any time prior to the 1989 Annual Meeting of Shareholders.

     At the Annual Meetings of Shareholders held in 1989, 1992 and 1995, the Company' s shareholders adopted further amendments to Articles SIXTH & SEVENTH of the Company's Charter and to the Company's By-Laws which extended those provisions until the 1998 Annual Meeting of Shareholders.

     The Company's Board of Directors recommends that (1) the provisions in the Charter and By-Laws for a classified Board of Directors be made permanent, and
(2) the provisions in the Charter and By-Laws requiring a 75% vote of shareholders to approve certain business combinations be permitted to expire. Accordingly, the Company's Board of Directors proposes and recommends the adoption of further amendments to the Company's Charter and By-Laws (collectively, the "Amendments") which are set forth in Annex I attached hereto. The Amendments are being submitted as "Proposal No. 1: Classified Board of Directors and Related Matter". This proposal, if adopted, will make the classified Board of Directors permanent. Unless these Amendments are adopted, the provision for a classified Board of Directors will automatically expire at the 1998 Annual Meeting. The requirement of 75% shareholder vote to approve certain business combinations as provided in Article SEVENTH to the Charter will automatically expire at the 1998 Annual Meeting of Shareholders. Shareholders are urged to read carefully the materials that follow as they involve matters of particular importance.

     General Considerations. The Amendments being proposed were approved by the Board of Directors of the Company by a vote of 8 to 0 at a regular meeting held on January 23, 1998. In general, the Charter and By-Laws provisions for a classified Board of Directors and for a 75% vote of shareholders to approve certain business combinations were designed to reduce the Company's vulnerability to an acquisition of control which had not been negotiated with and approved by the Board of Directors. The Company's Board of Directors no longer believes that the provisions in the Charter and By-Laws requiring a 75% vote of shareholders to approve certain business combinations are necessary to protect the interests of shareholders as long as the provisions for a classified Board of Directors are continued. The Amendments being proposed to make permanent the provisions for a classified Board of Directors could, even without the provisions requiring a 75% vote of shareholders to approve certain business combinations, make it more difficult to replace existing management by extending the time it will take for a controlling group of shareholders to elect a majority of the members of the Board of Directors. Consequently, these Amendments could also have the effect of making any attempt to replace existing management more time consuming, whether or not in the context of an effort to acquire control of the Company.

     The Amendments to make the Charter and By-Laws provisions for a classified Board of Directors permanent are not being proposed in response to any specific effort to obtain control of the Company.

     Role of the Board of Directors. The Company's Board of Directors has noted that certain tactics, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or significant corporate restructuring, the institution of proxy fights and partial tender offers, have become relatively common in corporate takeover practice. The Board believes that such tactics can be highly disruptive to a company and can result in significantly dissimilar treatment of a company's shareholders which can be less favorable to some. The Amendments are being submitted for shareholder approval as a means of continuing to discourage such tactics.

     Continuation of a classified board (together with the related amendments continuing the existing limitations on the total number of directors and on the removal of directors without cause and requiring a 75% shareholder vote to effect changes in these provisions) will, by making it more time-consuming for a dissident shareholder to gain control of the Board, ensure continuity in the affairs and business strategy of the Company. Since shareholders are entitled to exercise cumulative voting in electing directors, the existence of a classified Board of Directors has the effect of increasing the number and percentage of votes required to elect a director. The classified board does not impede a takeover that is approved by the Board of Directors of the Company.

     Board-approved transactions offer the shareholders several advantages. The Board of Directors believes that it is in a better position than individual shareholders to determine an appropriate value for the Company and to negotiate effectively for such a price with any potential offeror. In negotiating to achieve equal treatment for all shareholders at a price adequately compensating them for control of the Company, the Board can take into account the underlying and long-term value of the Company's assets and business, the possibilities for alternate transactions on favorable terms, possible advantages of a tax-free reorganization and anticipated favorable developments in the Company's business not yet reflected in stock prices. Accordingly, the Board believes that it is in the best interest of the Company and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors. It is also the Board's view that the Amendments will not discourage anyone from proposing a merger or other transaction at a price reflective of the value of the Company and on terms that are in the best interest of all shareholders.

     Potential Disadvantages to Shareholders. The amendments adopted in 1985 and extended in 1989, 1992 and 1995 and the Amendments presently proposed are designed to discourage a partial tender offer or other hostile methods of gaining control of the Company. The overall effect of these Amendments, if adopted, may be to discourage certain business combinations such as partial takeovers or mergers, which could be of benefit to some or all of the shareholders. Since non-negotiated offers may substantially exceed the then current market price of the Company's stock, the Amendments may prevent some shareholders from selling their stock at premium prices. These Amendments also may deter certain market purchases of the Company's stock that could have the effect of raising, at least temporarily, the market price for such stock. Moreover, to the extent the Amendments deter any potential acquirors from such takeover attempts, they also may have the effect of maintaining the incumbent management in office.

     The proposed Amendment to the Charter contains a provision requiring an affirmative vote of 75% of all Voting Stock to alter or repeal the provisions of those amendments at any time even though only a majority vote of those shareholders voting is required initially for their adoption.

Proposal No. 1: Classified Board of Directors and Related Matter.

     Summary. The Board of Directors proposes the amendment of Article SIXTH of the Charter and Article III of the By-Laws. The full text of these amendments is set forth in Annex I and is incorporated herein by reference. This "Summary" and the "Description of the Charter and By-Laws Amendments" are qualified in their entirety by the actual provisions of these amendments set forth in Annex
1. The By-Laws currently divide the Board of Directors into three classes of directors. Since there are currently eight (8) directors, two classes have three (3) directors each and the third class has two (2) directors. After their initial election, the successors to the classes of directors whose terms have expired have been elected to a three-year term. The current provisions for a classified Board of Directors expire in 1998 and, unless extended, commencing in 1998, directors would be elected for a one year term. The Charter and By-Laws also provide that a 75% vote of all Voting Stock will be required to remove a director without cause or to change or eliminate these provisions at any time prior to the annual meeting of shareholders to be held in 1998.

     The proposal would extend on a permanent basis the requirement that directors be elected for three-year terms and that a 75% vote of all Voting Stock will be required for the removal of a director without cause or to change or eliminate these provisions.

     Vote Required for Approval. The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     Description of the Charter and By-laws Amendments. The number of directors is presently set at eight pursuant to the By-Laws. As amended by the shareholders in 1985, 1989, 1992 and 1995, Article SIXTH of the Charter and
Article III of the By-laws provide that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible and limit the total number of directors to no more than ten (10). Effective with the election of directors at the annual meeting of shareholders held in 1986, the Company's directors were divided into three classes, one class to hold office initially until the annual meeting of shareholders to be held in 1987, a second class to hold office initially until the annual meeting of shareholders to be held in 1988 and a third class to hold office initially until the annual meeting of shareholders to be held in 1989. At the annual meetings of shareholders held from 1987 to 1997, the successors to the classes of directors whose terms expired at each of those meetings were elected for a three-year term. Under the current provisions, commencing with the annual meeting to be held in 1998, the successors to the class of directors whose term expires at that meeting and at subsequent meetings would be elected for a one-year term (or, in all cases, until their respective successors are duly elected and qualified).

     Article SIXTH of the Charter and Article III of the By-Laws also provide for the removal of a director or the entire Board of Directors without cause at any time prior to the annual meeting of shareholders to be held in 1998 only if the holders of at least 75% of the voting power of the Voting Stock vote in favor of such removal at an annual meeting of shareholders or at any special meeting called for that purpose.

     Article SIXTH of the Charter requires the affirmative vote of the holders of at least 75% of the voting power of the Voting Stock for the alteration, amendment or repeal of, or adoption of any provision inconsistent with the proposed amendment to Article SIXTH at any annual or special meeting of shareholders held at any time prior to the annual meeting to be held in 1998.
Article III of the By-Laws as proposed to be amended contains a similar voting requirement to alter, amend or repeal the provisions dealing with removal of directors without cause.

     The Amendments proposed would make permanent the classified Board of Directors so that the successors to the classes of directors will be elected for three-year terms. The Amendments proposed will also extend on a permanent basis the requirement of a 75% vote of all Voting Stock to remove a director without cause or to change or eliminate these provisions.

     Reasons for and Effect of the Charter and By-Laws Amendments. The Board of Directors believes that the adoption of the proposed amendments to Article SIXTH of the Charter and Article III of the By-Laws will be advantageous to the Company and its shareholders by insuring continuity in the Board of Directors. Because the proposed amendments provide that the directors elected at the annual meetings of shareholders will serve three-year terms rather than one-year terms, shareholders who control more than 50% of the voting power of the Voting Stock may not be able to gain control of the Board until two annual meetings of shareholders have been held. Moreover, since the Charter and By-Laws permit cumulative voting in the election of directors, the number and percentage of votes required to elect a single director increases as the number of directors to be elected at any meeting of shareholders decreases. However, with the cooperation of the Board of Directors, the time period necessary to obtain control of a majority of the seats on the Board of Directors can be shortened by, for example, resignations and the filling of vacancies or a friendly merger to be approved by shareholders and resulting in either the elimination of the classified Board of Directors or the designation of new directors satisfactory to the controlling group of shareholders. Thus, the provision will encourage persons interested in acquiring control of the Company to negotiate with the Board. The Board believes that by encouraging any person intending to obtain control of the Company to negotiate with the Board, the Board will be in a better position to represent and protect the interests of all shareholders.

     In addition, the Board believes that the longer time required to elect a majority of the Board will, in appropriate circumstances, assist in maintaining the stability of the Company's affairs and policies. Although there has been no problem in the past with continuity on the Board, the continuation of a classified Board will insure, at least for a limited period, that a majority of directors at any given time will already have served as directors and therefore will be familiar with the Company's long range goals and standard operating procedures.

     Nevertheless, certain transactions which might otherwise result in a change in control of the Company may be discouraged because it would take an acquiring person at least two annual meetings effectively to gain control of the Board. This contrasts with the system in effect prior to the 1986 Annual Meeting of Shareholders, under which all directors stood for election each year, thus permitting a majority shareholder to obtain control at a single annual or special meeting of shareholders. This prospect of a potential delay in obtaining control of the Board may tend to continue the Company's incumbent Board in office. At each future annual meeting of shareholders, if the proposal for continuation of the classified Board is adopted, only two or three directors will be elected. Accordingly, it will require at least two annual meetings for shareholders to replace a majority of the Board members at any time, absent a 75% vote of all Voting Stock to eliminate the classified Board or otherwise dilute its effect.

     The proposed amendments to Article SIXTH of the Charter and Article III of the By-Laws, insofar as they will continue the requirement of a 75% vote of all Voting Stock to remove a director or the entire Board without cause, together with the current By-Law provision for the filling of any vacancies occurring in the Board by the remaining directors, will prevent the holder of a majority of the voting power of the Voting Stock from removing incumbent directors and simultaneously gaining control of the Board by filling vacancies created by removal with its own nominees. Vacancies which occur during any term shall be filled by the affirmative vote of a majority of the remaining directors, and directors filling such vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. The amendments will also continue the requirement that the number of directors shall never be more than ten, thereby precluding a majority shareholder from gaining control of the Board by increasing the number of Directors and appointing its own nominees to a majority of directorships.

     The continuation of the requirement of a supermajority vote of the shareholders to alter, amend, repeal or adopt any provision inconsistent with Article SIXTH of the Charter is designed to prevent a shareholder with a majority of the Voting Stock from avoiding these provisions (relating to the classified Board, the limit on the total number of directors and removal of a director without cause) by simply repealing or amending them.

              DIRECTORS AND EXECUTIVE OFFICERS -- PROPOSAL NO. 2

     At the Annual Meeting, two persons will be elected to the Board of Directors as Class 3 directors to serve for three years and until the Annual Meeting in 2001, unless Proposal No. 1 is not approved, in which case the term of office of each Class 3 director elected will expire in 1999. The Company's Charter and By-Laws, as amended by the Shareholders at the Special Meeting held on December 20, 1985 and as amended by the Shareholders at the Annual Meetings held on April 21, 1989, April 29, 1992 and June 2, 1995, provide for three classes of Directors with staggered terms of three years each. At present, Class 1 directors will hold office until the Annual Meeting of Shareholders in 1999 and Class 2 directors will hold office until the Annual Meeting in 2000, with the members of each class to hold office until their successors are elected and qualified.

     Listed below are the nominees for the Board of Directors, as well as the remaining Directors and Executive Officers of the Company. Mr. Baur and Mrs. von Seldeneck are incumbent Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but, if that should occur, the Board of Directors reserves the right to nominate another person.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:


     NOMINEES FOR DIRECTORS -- CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN
2001):

     Philip J. Baur, Jr. (age 67) -- On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc. a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board from 1981 to January 1998. He is a Director of PrimeSource Corporation.

     Judith M. von Seldeneck (age 57) -- Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm. Mrs. von Seldeneck is also a Director of CoreStates Financial Corp., Keystone Insurance Company and Triple A MidAtlantic.

     DIRECTORS -- CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN 1999):


     Fred C. Aldridge, Jr. (age 64) -- Mr. Aldridge was elected a Director in April, 1981. He retired as a partner from the Philadelphia law firm of Stradley, Ronon, Stevens & Young, LLP, counsel to the Company, on December 31, 1997. Mr. Aldridge continues to practice law and to represent the Company as outside legal counsel. Mr. Aldridge is President of The Grace S. and W. Linton Nelson Foundation, a charitable foundation, and President of Preston Drainage Company, a Pennsylvania public utility company. He is a Director of PrimeSource Corporation.


     G. Fred DiBona, Jr. (age 47) -- Mr. DiBona has been President and Chief Executive Officer of Independence Blue Cross since 1990. He is also a director of Philadelphia Suburban Corporation, Pennsylvania Savings Bank and Magellan Health Services, Inc. and Chairman of the Blue Cross and Blue Shield Association.


     John M. Pettine (age 55) -- Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Vice President and Chief Financial Officer of the Company in April 1991. He is a Director of PrimeSource Corporation.


     DIRECTORS -- CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 2000):


     James L. Everett, III (age 71) -- On August 1, 1988, Mr. Everett retired as Chairman of the Board and Chief Executive Officer of PECO Energy Company, a position he had held since June, 1982. He has served as a Director of the Company since 1970.
     Nelson G. Harris (age 71) -- Mr. Harris was elected a Director of Tasty Baking Company in April, 1979, President of the Company in September, 1979, Chief Executive Officer in April, 1981 and Chairman and Chief Executive Officer in February, 1991 in which capacity he served until his retirement on May 1, 1992. Mr. Harris presently serves as Chairman of the Executive Committee of the Board of Directors. He is a Director of American Water Works Company, Inc. and Rittenhouse Trust Company.

     Carl S. Watts (age 54) -- Mr. Watts was elected Chairman of the Board on January 23, 1998. He was elected President and Chief Executive Officer, effective May 1, 1992 and was elected President of the Company in February 1991.


     During the fiscal year ended December 27, 1997, six scheduled meetings of the Board of Directors were held. In addition, an aggregate of eight meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings averaged 100% among all directors during 1997. Each director attended 100% of the aggregate number of meetings of the Board of Directors and committees on which he or she served.


     During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company. Stradley, Ronon, Stevens & Young, LLP was separately compensated for its legal services to the Company.


     During fiscal year 1997 non-officer directors of the Company were each paid an annual retainer fee of $12,000 and a fee of $800 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee Chairmen received $1,000 for attendance at committee meetings. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the greater of $16,000 or the amount of the annual retainer fee in effect on the date the director ceases to be a director. This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.


     The Company has entered into a Trust Agreement with CoreStates Bank, N.A. for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the retirement benefits in the event of a change in control of the Company.


Non-Employee Director Stock Options


     At its meeting on December 20, 1996 the Board considered the recommendations of management, terminated the Tasty Baking Company 1988 Director Option Plan, and determined that it is in the best interest of the Company and its shareholders to provide the non-employee members of the Board with stock-based incentive compensation to enable the Company to continue to attract and retain qualified directors and to align further the interests of directors with those of shareholders. At that meeting the Board granted to each non-employee director of the Company options to purchase 9,375 shares of the Company's Common Stock, par value $0.50 per share, at an option exercise price equal to the closing price of the Common Stock on the New York Stock Exchange as of the date of the grant, December 20, 1996. The closing price of the Common Stock on December 20, 1996 was $11.60. These options become exercisable in five equal installments beginning on the date of grant until fully exercisable after four years.


                     COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. James L. Everett, III is the Chairman of the Audit Committee and Messrs. Fred C. Aldridge, Jr. and G. Fred DiBona, Jr. are members of the Committee. During the fiscal year ended December 27, 1997, there were two meetings of the Audit Committee.

     The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairman of the Compensation Committee and G. Fred DiBona, Jr., and Nelson G. Harris are members of the Committee. During the fiscal year ended December 27, 1997, there were two meetings of the Compensation Committee.

     The Board of Directors has a standing Long Term Incentive Plan Committee. The Long Term Incentive Plan Committee administers the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan ("Plans") and may grant options to certain executives under these Plans. Judith M. von Seldeneck is the Chairman of the Long Term Incentive Plan Committee and G. Fred DiBona, Jr. is a member of the Committee. During the fiscal year ended December 27, 1997, there was one meeting of the Long Term Incentive Plan Committee.

     The Board of Directors has a standing Executive Committee. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management and conduct of the business of the Company, subject to subsequent ratification and approval of the Board of Directors, and periodically reviews the Company's employee benefit retirement plans and reports and makes recommendations to the Board of Directors on the administration and performance of these plans. Nelson G. Harris is the Chairman of the Executive Committee and Carl S. Watts, Fred C. Aldridge, Jr. and James
L. Everett, III are members of the Committee. During the fiscal year ended December 27, 1997, there were two meetings of the Executive Committee.

     The Board of Directors has a standing Nominating Committee charged with the responsibility of making its recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company by December 1, 1998 for nominations to be considered at the 1999 Annual Meeting to be held in April 1999. Philip J. Baur, Jr. is the Chairman of the Nominating Committee and Carl S. Watts and Nelson G. Harris are members of the Committee. The Committee met on January 23, 1998, to consider and recommend the candidates to be nominated for election at this meeting.

     EXECUTIVE OFFICERS (Not Also Directors):

     William E. Mahoney (age 58) -- Mr. Mahoney was elected Vice President, Human Resources, in December, 1984. He joined the Company in 1972 and served as Director of Industrial Relations and Personnel from 1982 to 1984.

     W. Dan Nagle (age 51) -- Mr. Nagle was elected Vice President, Sales and Marketing in November 1989. He joined the Company in 1984 as Director of Marketing and became Director of National Sales in 1986.

     Paul M. Woite (age 58) -- Mr. Woite was elected Vice President, Manufacturing, on April 21, 1995. Mr. Woite was Manager, Maintenance Operations from May 1989 to October 1993 and Director, Engineering & Maintenance from October 1993 to April 1995. He joined the Company in 1963.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 27, 1997.


                        SUMMARY COMPENSATION TABLE (1)




                                                          Long-term
Name                     Annual Compensation            Compensation (2)
and               ----------------------------------   -----------------
Principal                                                    Stock             All Other
Position           Year       Salary        Bonus           Options         Compensation (3)
--------           ----       ------        -----           -------         ----------------

C. S. Watts       1997      $310,646      $225,000           70,000              $5,871
Chairman,         1996       298,500       150,000           35,000               5,574
President &       1995       290,000       121,500           35,000               5,424
CEO
J. M. Pettine     1997       163,838        93,500           15,000                 541
Vice Pres. &      1996       158,000        77,000            7,500                 541
CFO               1995       154,000        59,400            7,500                 541
W. D. Nagle       1997       151,307        80,000           10,000               3,123
Vice Pres.,       1996       146,000        70,000            7,500               2,987
Sales & Mktg.     1995       142,000        54,000            7,500               2,914
W. E. Mahoney     1997       144,292        86,000           10,000               2,996
Vice Pres.,       1996       139,000        76,000            7,500               2,869
Human Res.        1995       134,500        58,500            7,500               2,782
P. M. Woite       1997       134,877        71,000           10,000                 541
Vice Pres.,       1996       130,000        52,000            7,500                 541
Manufacturing     1995       115,000        34,200           15,000                 541

------------
(1) This table does not include columns for Other Annual Compensation, Restricted Stock Awards, and Long-Term Incentive Plan Payouts. The Company had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.

(2) See description on page 12. In addition, at year-end, P. M. Woite held 1,056 shares of restricted stock, which had a market value of $20,196. Restrictions will lapse by October 19, 2000. Mr. Woite receives dividends on these shares.

(3) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 1997 Messrs. Watts, Pettine, Nagle, Mahoney and Woite each received contributions of $450 under the Thrift Plan and imputed values of $5,421, $91, $2,673, $2,546 and $91, respectively, for term life insurance premiums.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on fiscal year 1997 grants of options to the named executive officers to purchase shares of the Company's common stock.




                                           Individual Grants
-------------------------------------------------------------------------------------------------------
                                      % of Total
                                       Options
                                      Granted to         Exercise
                     Options         Employees in        Or Base       Expiration        Grant Date
Name               Granted (1)     Fiscal Year (2)     Price/Share        Date        Present Value (3)
----               -----------     ---------------     -----------        ----        -----------------

C. S. Watts          70,000       44.73%              $ 18.3125       12/16/2007          $249,200
J. M. Pettine        15,000        9.58                18.3125        12/16/2007            53,400
W. D. Nagle          10,000        6.39                18.3125        12/16/2007            35,600
W. E. Mahoney        10,000        6.39                18.3125        12/16/2007            35,600
P. M. Woite          10,000        6.39                18.3125        12/16/2007            35,600

------------
(1) One-fifth of the options become exercisable on grant and one-fifth on each anniversary of grant until fully exercisable after four years from grant.

(2) The Company granted options representing 156,500 shares to key executives in fiscal 1997.

(3) The Company used the Black-Scholes model of option valuation. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a five year option term for the grants. Other assumptions used for the valuations are: risk-free interest rate of 5.75%; annual dividend yield of 4.02% and volatility of 23.02%.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal year 1997 by the named executive officers and the value of such officers' unexercised options at December 27, 1997. The number of options exercised and unexercised at fiscal year-end have been adjusted to reflect the five-for-four stock split effected as a dividend on December 1, 1997 to shareholders of record on November 7, 1997.


                                                    Number of Unexercised                 Value of Unexercised in-the-Money
                  Number of                      Options at Fiscal Year-End                 Options at Fiscal Year-End (1)
                   Options       Value    -----------------------------------------  --------------------------------------------
                  Exercised    Realized     Total     Exercisable    Unexercisable       Total       Exercisable    Unexercisable
                  ---------    --------     -----     -----------    -------------       -----       -----------    -------------
C. W. Watts         28,750     $113,563    220,000      107,750         112,250       $1,231,875       $780,094       $451,781
J. M. Pettine       11,250       40,500     60,625       35,500          25,125          373,516        268,000        105,516
W. D. Nagle         21,562       77,625     44,375       23,875          20,500          282,109        181,672        100,437
W. E. Mahoney       29,375       89,404     29,375        8,875          20,500          156,859         56,422        100,437
P. M. Woite          9,375       39,980     28,750        7,625          21,125          159,344         47,328        112,016

------------
(1) These columns represent the difference on December 27, 1997 between the market price of the Company stock ($19.125) and the option exercise price.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable in total under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.


               Final
              Average          Years of Service
           Remuneration        15 or more years
           -------------       -----------------
            $  125,000            $ 56,250
               150,000              67,500
               175,000              78,750
               200,000              90,000
               225,000             101,250
               250,000             112,500
               300,000             135,000
               350,000             157,500


     The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the Executive Officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see page 11). Benefits under the plan are calculated as a percentage of average remuneration over the last five years of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are subject to reduction for Social Security and are presently restricted under Federal tax law to a maximum of $150,000 per year. Messrs. Watts, Pettine, Nagle, Mahoney and Woite have 30 3/4, 25 1/4, 13 3/4, 25 1/2 and 34 1/2 years, respectively, of credited service under the plan.

     The Supplemental Executive Retirement Plan ("SERP") was adopted by the Board of Directors effective February 18, 1983 in order to encourage key executives to continue in the service of the Company. The SERP is designed to provide to key executives upon their retirement a supplemental retirement benefit monthly equal to the difference between (i) 45% of the average 60 highest calendar months compensation paid by the Company or subsidiary, as the case may be, during the 120 calendar months immediately preceding the executive's separation from service, and (ii) the sum of the executive's primary monthly Social Security Benefits, monthly payments which the executive would be eligible to receive under the Tasty Baking Company Pension Plan on a single life annuity basis, and any other monthly retirement benefits for which the executive is eligible. The SERP was amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased executive in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan.

     The Company has also entered into a Trust Agreement with CoreStates Bank, N.A. for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.

Termination Arrangements


     In 1988, certain key executives entered into Employment Agreements with the Company which contained termination arrangements. Pursuant to those arrangements, upon termination of their employment under the following circumstances Messrs. Watts, Pettine, Nagle, Mahoney and Woite will receive annually for three years a minimum of $350,000, $178,000, $158,400, $151,000, and $146,000 respectively: (a) termination by the Company except for cause or upon death, retirement or three years prior notice, (b) termination by the executive because his authority or duties are changed so as to be inconsistent with his training and experience or (c) termination by the executive because of a breach of his Employment Agreement by the Company. This payment would be in addition to any other damages which the executive may suffer as a result of such termination.


           Report of Compensation Committee on Executive Compensation


Compensation Policies Applicable To Executive Officers


     The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan. The Company's Compensation Committee (the "Committee") (see p.
10) annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.


     Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (see p. 16) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, with the Company's competitors and peer group.


     The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. Adjustments to Executive Compensation are frequently most appropriately made through the award of bonus payments under the Company's Management Incentive Plan rather than through significant adjustments to the Executive's base salary. The Committee exercises business judgment based on all of these criteria and the purposes of the executive compensation program.


Compensation of the Chief Executive Officer


     Mr. Watts, Chairman, President and Chief Executive Officer of the Company, joined the Company in 1967 and held a variety of positions in the Sales and Marketing Department until he became President in February 1991, Chief Executive Officer on May 1, 1992 and Chairman of the Board on January 23, 1998. For fiscal year 1997, Mr. Watts had a base salary of $310,646. He was awarded 70,000 stock options valued at $249,200 (see page 12) under the 1997 Long Term Incentive Plan by the Plan Committee. The Compensation Committee determined that Mr. Watts should be awarded a bonus of $225,000 for 1997 under the Management Incentive Plan and that his base salary for 1998 should be increased from $310,646 to $350,000.

     In reviewing Mr. Watts' compensation for 1997 and determining its recommendation of Mr. Watts' bonus compensation for 1997 and base salary adjustment for 1998, the Committee considered shareholder total return in 1997, the execution of the Company's strategic plan, specific corporate performance measures and Mr. Watts' performance in connection with those measures and against specific goals and criteria the Committee had established to measure his performance in 1997 as the Company's Chief Executive Officer.

     The Committee noted that total shareholder return for 1997 was 75%, Company sales increased during 1997 and net income for 1997 was exceptionally strong. Gross sales for 1997 were $222,054,000 which represents a 4.5% increase over the gross sales for 1996. The Company's net income, excluding the effect of the payroll tax settlement charge, of $7,238,000 represents an improvement of 15%, over 1996 operating results.

     The Committee reviewed each of the specific goals and criteria which had been established for Mr. Watts and concluded that he had performed well in each area and had met established goals.

     The Committee's conclusion was that Mr. Watts had done an outstanding job as Chief Executive Officer of Tasty Baking Company in 1997 despite significant challenges on many fronts and that, taking into consideration all of the circumstances referred to in this Report and the award of stock options by the Long Term Incentive Plan Committee, it was appropriate to award Mr. Watts the bonus compensation referred to above and that his base salary for 1998 also be adjusted as noted.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.


                                          The Compensation Committee


                                          Judith M. von Seldeneck, Chairman
                                          G. Fred DiBona, Jr.
                                          Nelson G. Harris



Compensation Committee Interlocks and Insider Participation

     Mr. Harris who served as a member of the Compensation Committee of the Board of Directors in 1997 was formerly an Executive Officer of the Company until his retirement on May 1, 1992.

                               PERFORMANCE GRAPH

     The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Wilshire 5000 and
(ii) a peer group consisting of four snack food companies which include Flowers Industries, Interstate Bakeries, Lance, Inc. and J&J Snack Foods Corp. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.


--------------------------------------------------------------------------------
  300---------------------------------------------------------------------------

                                                                           *
  280---------------------------------------------------------------------------


  260----------------------------------------------------------------------#----


  240----------------------------------------------------------------------@----

D

o 220---------------------------------------------------------------------------

l

l 200---------------------------------------------------------------------------
                                                            *
a                                                           @

r 180---------------------------------------------------------------------------

s

  160---------------------------------------------------------------------------

                                               @            #
  140---------------------------------------------------------------------------

                                 #
  120------------------------------------------#--------------------------------

                    #*@          @             *
  100#*@------------------------------------------------------------------------
                                 *

   80---------------------------------------------------------------------------
   Dec.-92       Dec.-93       Dec.-94       Dec.-95       Dec.-96       Dec.-97


              # = TASTY    * = PEER GROUP     @ = WILSHIRE 5000

                                        PEER     WILSHIRE
                  AS OF      TASTY     GROUP       5000
               ----------   -------   -------   ---------
               12/31/92       100       100        100
               12/31/93       115       112        111
               12/31/94       126       098        111
               12/31/95       121       106        152
               12/31/96       144       191        184
               12/31/97       260       286        242

Assumes $100 invested on December 31, 1992 in Tasty Baking Company Common Stock, the Wilshire 5000 Index and Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends, including in 1993 the treatment of the Phillips & Jacobs Spin-Off as a cash dividend of $8.66 per share (based on the market value of the Phillips & Jacobs stock at the time of the dividend adjusted for the dividend ratio). The stock price performance shown above is not necessarily indicative of future price performance.

        ADOPTION OF THE 1997 LONG TERM INCENTIVE PLAN -- PROPOSAL NO. 3

     Effective December 16, 1997, the Board of Directors adopted (subject to shareholder approval) the 1997 Long Term Incentive Plan (the "1997 Plan"), a copy of which is attached to this Proxy Statement as Annex II. The 1997 Plan provides for the granting of (i) "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) "non-statutory" stock options and (iii) shares of the Company's Common Stock, par value $0.50 per share, which are subject to forfeiture under the circumstances specified in the 1997 Plan ("restricted stock"). The purpose of the 1997 Plan is to reward and provide incentives for key executives of the Company by providing them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. The 1997 Plan is also intended to aid the Company in attracting executive personnel of exceptional ability.

     The following are the key provisions of the 1997 Plan and apply to incentive stock options, non-statutory stock options and restricted stock granted under the Plan unless specifically noted:

       1. Number of Shares. The aggregate maximum number of shares authorized to be issued under the 1997 Plan pursuant to grants of stock options or restricted stock is five percent of the Company's issued and outstanding Common Stock. The aggregate maximum number of shares of the Company's Common Stock which may be the subject of stock options is 375,000, adjusted for any changes in the Company's capitalization.

       2. Administration. The 1997 Plan is administered by a separate Committee of the Board of Directors (the "Committee") to be comprised of directors who satisfy the requirements of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and to the extent feasible, the requirements of "outside directors" within the meaning of the regulations under Section 162(m) of the Code. The Committee consists of Judith M. von Seldeneck, Chairman, and G. Fred DiBona, Jr.

       3. Eligibility. The class of employees eligible to receive options or restricted stock is Key Employees of the Company (who may also be Directors of the Company), as designated by the Board of Directors. The Company currently has approximately 13 Key Employees.

       4. Term of Plan. If approved by the shareholders, the 1997 Plan will be effective December 16, 1997, and will remain in effect until all shares issuable upon the exercise of options granted under the 1997 Plan have been issued or the options have been terminated. No incentive stock options may be awarded after December 15, 2007. The Board of Directors may terminate the 1997 Plan at any time without prejudice to the holders of any then outstanding options.

       5. Options.

          a. Term of Option. All options will lapse at the earlier of the expiration of the option term specified by the Committee (not more then ten years in the case of incentive stock options) or three months following the date on which an employee's employment with the Company terminates, whether voluntarily or involuntarily, for any reason, other than death. If employment is terminated because of the employee's death, the option will lapse one year thereafter, but in no event later than the option expiration date.

          b. Option Price. The option price will be determined by the Committee and, in the case of incentive stock options, will be no less than the fair market value of the shares on the date that the option is granted. The closing price of the Company's Common Stock on December 16, 1997 was $18.3125 per share.

          c. Special Rules for Certain Shareholders. If an incentive stock option is granted to a key employee who then owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

          d. Size of Grant. The number of shares for which an option is granted to an employee will be determined by the Committee; however no Eligible Employee may be awarded options to purchase more than 180,000 shares of Common Stock during the original term of the 1997 Plan.


          e. Status of Options. The status of each grant of options as an incentive stock option or non-statutory stock option will be defined at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options.


          f. Payment. An employee must pay for option shares at the time of exercise, and no shares shall be issued until such payment has been made. Payment may be made in cash, other shares of Common Stock owned by the employee (other than stock acquired by exercise of an incentive stock option which has not been held for the requisite "holding period") or by a combination of cash and Common Stock. With the consent of the Committee payment may also be made by withholding that number of shares otherwise to be issued pursuant to the options being exercised having an aggregate fair market value equal to the total option price at the date of the exercise.


          g. Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 1997 Plan and such other provisions as the Committee deems appropriate.


          h. Transferability. No option is transferable other than by will or the laws of descent and distribution, and only the employee or his guardian or legal representative may exercise any option during the employee's lifetime.


       6. Restricted Stock


          a. Forfeiture. All shares of restricted stock granted under the 1997 Plan become nonforfeitable five years after the date of grant or when the employee retires with the approval of the Company, if earlier. Such shares also become nonforfeitable if the employee dies while in the Company's employ. If during the five years following the date of grant, the employee's employment with the Company or its subsidiaries terminates, whether voluntarily or involuntarily, for any reason other than approved retirement or death, all shares of restricted stock granted under the 1997 Plan are immediately forfeited and cancelled.


          b. Transferability. If restricted stock is voluntarily or involuntarily transferred by the employee at any time before it becomes nonforfeitable, such restricted stock is immediately forfeited and cancelled.


          c. Other Terms and Conditions. The Committee may establish other terms and conditions for the issuance of restricted stock under the 1997 Plan.


       7. Amendments. The Board of Directors may from time to time amend the 1997 Plan, however, no amendment which modifies the requirements for eligibility for participating in the 1997 Plan, increases materially either the benefits accruing to participants or the number of shares which may be issued under the 1997 Plan, or extends the duration of the 1997 Plan, may be adopted without the prior approval of the shareholders of the Company.


       8. Antidilution. The number of shares authorized to be issued under the 1997 Plan, the number of shares subject to any unexercised option, and the nature of the securities which may be issued thereunder, in each case are subject to adjustments as a result of stock splits, stock dividends, or other subdivisions or combinations of the Common Stock, or reorganizations, mergers, consolidations, divisions or reclassifications affecting the Company.

Federal Tax Consequences of 1997 Long Term Incentive Plan


     The following is a summary of the principal federal income tax consequences of the 1997 Plan, based on tax laws and regulations in effect on the date of this proxy statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 1997 Plan.


     No taxable income will be recognized by the recipient of an incentive stock option upon either the grant or exercise of the option. However, the amount by which the fair market value of a share at the time of exercise exceeds the option price will be taken into account in computing the employee's "alternative minimum taxable income" in the year an incentive stock option is exercised for purposes of the "alternative minimum tax" imposed by Section 55 of the Code. The Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option, provided the recipient of such option does not dispose of the shares issued upon exercise within two years from the date the option was granted nor within one year after the shares were transferred to him on exercise of the option. The recipient will recognize long-term capital gain or loss on a disposition of such shares after the foregoing holding periods have been satisfied. If the recipient fails to satisfy these holding period requirements, any gain recognized upon any disposition of the shares will be taxed upon disposition as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price (or, in the case of certain dispositions, the excess of the amount realized on a disposition over the option price, if such excess is less), and the Company will be entitled to a deduction in that amount. The balance of the gain, if any, will be long-term or short-term capital gain, depending upon the length of time the shares were held prior to disposition.


     No taxable income will be recognized by the recipient upon the grant of a non-statutory stock option. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the employee, and the Company will be entitled to a corresponding deduction.


     Special rules are applicable to the use of common stock of the Company as payment for shares purchased upon exercise of incentive stock options and non-statutory stock options.


     No taxable income will be recognized by the recipient upon the grant of restricted stock unless the recipient elects under Section 83(b) of the Code to be taxed at that time. Otherwise, when the restricted stock becomes nonforfeitable, the fair market value thereof at such date will be included in the recipient's ordinary income for such year. In either case, the Company will be entitled to a corresponding deduction at the time the recipient is taxed.


Vote Required for Approval


     The 1997 Long Term Incentive Plan is subject to approval by the affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1997 LONG TERM INCENTIVE PLAN.


       RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS -- PROPOSAL NO. 4


     Shareholders will be asked to approve the selection by the Company of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 26, 1998. Coopers & Lybrand L.L.P. is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.


     Although the submission to shareholders of the appointment of Coopers & Lybrand L.L.P. is not required by law or the Company's By-Laws, the Board is submitting this question to shareholders. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 1998, but the selection of other independent auditors will be considered in future years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF COOPERS & LYBRAND L.L.P.


                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.


                     PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposal which a shareholder of the Company intends to present at the 1999 Annual Meeting must be received by the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129, not later than December 1, 1998 for inclusion in the Company's proxy statement and proxy relating to the 1999 Annual Meeting.


                     ANNUAL REPORT ON FORM 10-K FILED WITH
                       SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 27, 1997 may be obtained, without charge, by any shareholder, upon written request directed to Elizabeth H. Gemmill, Vice President and Secretary, Tasty Baking Company, 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.


                                    By Order of the Board of Directors
                                         Elizabeth H. Gemmill
                                         Vice President and Secretary

                                    ANNEX I
                             TASTY BAKING COMPANY
           PROPOSED ARTICLES OF INCORPORATION AND BY-LAWS AMENDMENTS


a. Amendment to Article SIXTH of the Articles of Incorporation:

     SIXTH. The number of directors of the corporation shall be fixed from time to time by or pursuant to its by-laws, but the number shall never be less than three and shall never be more than ten. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At the annual meetings of shareholders of the corporation to be held in 1987 and thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified.

     Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders.

     Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact at a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SIXTH or any provision hereof at any annual or special meeting of shareholders.


b. Amendment to Article III of the By-Laws:

     Section 1. The number of directors which shall constitute the board shall never be less than three (3) and shall never be more than ten (10). The Board of Directors may by a vote of not less than a majority of the authorized number of directors increase or decrease the number of directors from time to time, without a vote of the shareholders, provided, however, that any such decrease shall not eliminate any director then in office. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in these by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annnal meeting of the shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. The number of directors in each class shall be determined by a vote of not less than a majority of the authorized number of directors. At the annual meeting of shareholders of the corporation to be held in 1987 and thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified.

     Section 2. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal Section 1 or Section 2 of this Article III, or any provision thereof at any annual or special meeting of shareholders.

     [Sections 3 through 17 not affected.]

                                   ANNEX II
                             TASTY BAKING COMPANY
                         1997 LONG TERM INCENTIVE PLAN


A. PURPOSE

     The Tasty Baking Company 1997 Long Term Incentive Plan (the "Plan") is intended to reward and provide incentives for key employees of Tasty Baking Company (the "Company") and its subsidiaries by providing them, by means of authorized stock awards, with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. The Plan is also intended to aid the Company in attracting key personnel of exceptional ability.


B. ADMINISTRATION

     1. The Plan is to be administered by a Committee (the "Committee") of the Board of Directors. The Committee shall consist solely of two or more directors who are "Non-Employee Directors" within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulation may be amended from time to time. To the extent feasible, the members of the Committee shall also be "outside directors" as that term is defined in the Treasury Regulations under Section 162 (m) of the Internal Revenue Code of 1986, as amended from time to time. The members of the Committee shall be appointed from time to time by the Board of Directors.

       2. No member of the Committee shall be eligible to participate in the Plan.

     3. The Committee shall have the power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to the Plan and to interpret and rule on any questions respecting any provision of the Plan. The Committee shall have the authority to establish and administer performance-based compensation goals for grants of certain non-statutory options and Restricted Stock hereunder and to certify that the performance goals are attained, in each case as described in the Treasury Regulations under Section 162 (m) of the Internal Revenue Code, as amended from time to time.

     4. Decisions of the Committee concerning the Plan shall be binding on the Company and on all Eligible Employees and Participants (as such terms are defined herein).


C. ELIGIBILITY

     1. Officers and other key employees of the Company or its subsidiaries who are designated Key Employees by the Board of Directors (the "Eligible Employees") will be eligible for participation in the Plan.

     2. No Director of the Company who is not also an employee of the Company is eligible to participate in the Plan.


D. AUTHORIZED STOCK AWARDS

     1. The awards authorized under the Plan are grants of options to purchase shares of the Company's common stock and/or grants of restricted stock.

     2. Subject to the provisions of the Plan, the Committee is authorized and empowered to award to Eligible Employees in the Plan any one or more grants in such amounts and combinations and upon such terms and conditions as it shall determine.

     3. The term "Participant" as used herein shall mean and include Eligible Employees who are granted stock awards in accordance with this Plan.


E.  GRANTS OF STOCK OPTIONS

     1. Stock options may be either (1) incentive stock options as defined in
   Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") , or (ii) non-statutory stock options or any combination thereof. The status of each grant as an incentive stock option or non-statutory stock option shall be clearly defined at time of grant; provided, however, that in the event the aggregate fair market value (determined as of the date(s) of grant) of the shares of common stock with respect to which incentive stock options become exercisable for the first time by a Participant exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options.

     2. The Committee shall have authority to grant to Eligible Employees options to purchase shares of common stock upon such terms and conditions as it shall establish, subject to the following restrictions and requirements:

       (i) The option price per share of an incentive stock option shall not be less than the fair market value of the shares at the date of grant. The option price of any option may be paid in shares of common stock of the Company, except that a share of stock acquired by exercise of an incentive stock option which has not been held for a requisite holding period (the "Holding Period") cannot be tendered as part of the option price. A share shall be deemed to have been held for the requisite Holding Period if held for two years from the date of the grant of the stock option to the Participant and for one year after the issuance of such share to the Participant. Notwithstanding the foregoing, with the consent of the Committee, the option price may be paid by withholding that number of shares subject to the option exercise whose aggregate fair market value at the date of exercise equals the option price; in addition, with the consent of the Committee, sufficient shares subject to the option exercise (valued at the fair market value thereof at such date) may also be withheld to pay any Federal, state or local tax due on account of the exercise of the option. Any shares of common stock tendered hereunder shall be valued at the fair market value on the day of exercise.

       (ii) No incentive stock option shall be exercisable after the expiration of ten years from the date of grant.

       (iii) Notwithstanding the provisions of (i) and (ii) above no incentive stock option shall be granted to an individual who, immediately after the grant, would own more than 10% of the voting stock of the Company, a parent or a subsidiary, unless (a) the option price is at least 110% of the fair market value of the shares at the date of grant, and (b) the option is not exercisable after the expiration of five years from the date of grant.

       (iv) No Eligible Employee may be granted stock options to purchase stock in excess of 180,000 shares under this Plan.

       (v) During the lifetime of a Participant, only such Participant, or his guardian or legal representative, may exercise any option. In the event of termination of employment of a Participant holding one or more options for any reason other than death, the term of such options shall expire on a date not later than three months after termination.

       (vi) In the event of termination of employment due to death of a Participant holding one or more options, the term of such options shall expire not later than the earlier of (a) twelve months from the date of termination, or (b) the expiration date set forth in the option.

       (vii) No option granted hereunder shall be transferable by the Participant other than by will or the laws of descent and distribution.

       (viii) A Participant or his guardian, legal representative, heir or legatee, entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole at any time or in part from time to time by delivery to the Company at its principal office in Philadelphia, Pennsylvania, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. No shares shall be issued until full payment therefor has been made, and the granting of an option shall give such Participant no rights as a shareholder except as to shares actually issued to him.

       (ix) The Plan is intended to provide common stock for investment and not for resale. A Participant granted an option under this Plan agrees to give prompt written notice to the Company of the disposition of any shares within either two years from the date of grant of the option or one year after the issuance of any shares to such Participant. The notice shall show the number of shares disposed of. As used herein the term "disposition" has the meaning ascribed to it by Section 424(c) of the Code and includes any sale, exchange, gift or transfer of legal title of the stock.


F. GRANTS OF RESTRICTED STOCK


     1. The Committee shall have authority to grant to Eligible Employees awards of shares of common stock of the Company as compensation for services rendered to the Company, upon such terms and conditions as it shall establish, but subject, nevertheless, to the following restrictions (herein "Restricted Stock"):


       (i) If a Participant's employment with the Company is terminated prior to the expiration of 5 years from the date of grant by reason of discharge, release in the best interests of the Company, voluntary quit or retirement without the approval of the Company, the shares of Restricted Stock issued in the name of such Participant pursuant to such grant shall be forfeited and cancelled forthwith.


       (ii) If at any time before Restricted Stock granted hereunder becomes nonforfeitable, a Participant shall directly or indirectly, voluntarily or involuntarily, transfer such Restricted Stock whether by sale, assignment, gift, court order, operation of law equitable or other distribution after divorce, separation, bankruptcy, insolvency proceedings, or otherwise, any such shares of Restricted Stock issued in the name of such Participant under the Plan shall be forfeited and cancelled forthwith.


       (iii) Upon the expiration of 5 years from the date of grant, or upon the retirement of a Participant with the approval of the Company, if earlier, all shares of Restricted Stock awarded to such Participant shall become nonforfeitable.


       (iv) If a Participant dies while in the employ of the Company, all shares of Restricted Stock awarded to such participant shall become nonforfeitable and shall be delivered to the beneficiary designated by such Participant pursuant to such rules and regulations as may be established by the Committee.


       (v) Subject to the foregoing restrictions, a Participant shall have all of the rights and be entitled to all of the benefits of ownership of Restricted Stock granted hereunder.


G. SHARES AUTHORIZED UNDER THE PLAN


     1. The number of shares of common stock authorized to be issued pursuant to grant of stock options or restricted stock under the Plan shall not exceed 5% of the issued and outstanding common stock of the Company; provided, however, that the total number of shares which may be the subject of stock options shall not exceed 375,000.


     2. All common stock covered by options granted under the Plan which expire, shall thereupon be available for awards to Eligible Employees.


       3. No fractional shares of common stock shall be issued pursuant to the Plan.


     4. Common stock may be issued from authorized and unissued shares or out of shares held in the Company's treasury, or both.


H. ANTIDILUTION PROVISIONS


     Except as otherwise provided herein, the following provisions shall apply to all common stock authorized for issuance, including shares of restricted stock, under the Plan:


       (i) In the event of a stock dividend, stock split, or other subdivision or combination of the common stock, the number of shares of common stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of common stock subject to unexercised stock options.

       (ii) In the event that the outstanding shares of common stock are changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, division, reclassification or combination, appropriate adjustment shall be made in the number of shares and kind of common stock for which options may be or may have been granted under the Plan and shares of restricted stock granted under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a change in control of the Company, the Committee may modify any and all outstanding options, so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such option or to terminate the forfeiture provisions of any restricted stock granted under the Plan.


I. AMENDMENTS

     All amendments to the Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that no amendment shall be made to modify the requirements for eligibility for participation in the Plan, to increase materially either the benefits accruing to participants under the Plan or the number of shares which may be issued under the Plan, or to continue the Plan in effect beyond the time established in Section J.2 without the prior approval of the shareholders of the Company.


J. OTHER PROVISIONS

       1. The Plan became effective on December 16, 1997.

     2. The Plan shall remain in effect until all shares issuable upon the exercise of options granted under the Plan have been satisfied by the issuance of common stock or terminated under the terms of the Plan, provided that no incentive stock options under the Plan may be awarded on or after December 16, 2007.

     3. Notwithstanding the provisions of Section J.2, the Board of Directors may terminate the Plan at any time, but no such action by the Board of Directors shall adversely affect the rights of Participants under the Plan with respect to outstanding awards.

     4. The options and common stock issued pursuant to the Plan shall be deemed restricted securities as defined by Rule 144 unless and until all appropriate listing, registration and qualification requirements have been met, free of any conditions unacceptable to the Board of Directors, or other action has been taken to comply with the Securities Act of 1933 and other pertinent laws and regulations. In the absence of an effective registration statement relating to the issuance of such shares under the Securities Act of 1933, the Company's obligation to issue shares under the Plan shall be subject to the Company being satisfied that the shares being issued are being acquired for investment and not with a view to the distribution thereof.

     5. Whenever common stock is to be issued or delivered pursuant to options and/or restricted stock granted hereunder, the Company shall have the right to require the Participant to remit an amount sufficient to satisfy any applicable Federal, state and local withholding taxes prior to delivery of any certificate for such shares.

     6. The award of a grant of stock options and/or restricted stock shall not be construed as giving a Participant the right to be retained in the employ of the Company or a subsidiary of the Company. The Company or a subsidiary may at any time dismiss a Participant from employment for any reason without regard to the effect such dismissal will have on his rights under the Plan and any such Participant shall have no claim under the Plan except as may be expressly provided therein.